                           THE BUTTONWOOD FUNDS, INC.
                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1


The Buttonwood Funds, Inc. (the "Fund"), is confident that its Directors, officers and employees act with integrity and good faith. The Fund recognizes, however, that personal interests may conflict with the Fund's interests where officers, Directors and certain other persons:

         o  know about present or future portfolio transactions; or

         o  have the power to influence portfolio transactions; and

         o  engage in securities transactions in their personal account(s).

In an effort to prevent any conflicts from arising, and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Fund has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I.)

I.       About this Code of Ethics

         A. Who is covered by the Code?

         o  All Fund Officers;

         o  All Fund Directors, both Interested and Independent; and

         o Natural persons in a control relationship to the Fund who obtain information concerning recommendations about the purchase or sale of a Security by the Fund.

         B. What reporting requirements apply to me?

         This Code sets forth specific reporting requirements regarding personal securities transactions and securities beneficially owned. For the reporting requirements that apply to you, please refer to Parts A-D, as indicated below.

         o  Independent Directors     Part A

         o  Interested Directors      Part B

         o  Fund Officers             Part C

         o  Natural control persons   Part D

II.      Statement of General Principles.

         In recognition of the trust and confidence placed in the Fund by its shareholders, and because the Fund believes that its operations should benefit its shareholders, the Fund has adopted the following universally applicable principles:

         A. The interests of the Fund's shareholders are paramount. Shareholder interests must be placed before personal interests.

         B. All personal Securities transactions must be accomplished in a manner that avoids a conflict between personal interests and those of the Fund and its shareholders.

         C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.

III.     Generally Applicable Prohibitions and Restrictions.

         A. Prohibition Against Fraud, Deceit and Manipulation.

            You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

            (1) employ any device, scheme or artifice to defraud the Fund;

            (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (3) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

            (4) engage in any manipulative practice with respect to the Fund.

         B. Limits on Accepting or Receiving Gifts.

            You cannot accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

         C. Blackout Period on Personal Securities Transactions.

            Investment Personnel may not purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction acquire) any beneficial ownership during the period of three (3) calendar days before and after the date the same (or a related) security is being purchased or sold by Fund.

            (1) The following purchases and sales of a security are not subject to the above Blackout Period:

                o Purchases or sales of securities effected in any account over which the investment personnel or access person has no direct or indirect influence or control;

                o  Purchases or sales of securities which are non-volitional;

                o Purchases of securities which are part of an automatic dividend reinvestment plan;

                o Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         D. Sixty-Day Prohibition on Selling Securities.

            Investment Personnel may not profit from the purchase and sale, or sale and purchase, of a security within 60 days, except for a

            (1) purchase and sale, or sale and purchase, of a security listed on a national securities exchange or the NASDAQ National Market and average daily trading of which is at least 500,000 shares;

            (2) purchase and sale, or sale and purchase, of a security effected in any account over which the investment personnel has no direct or indirect influence or control; and

            (3) purchase or sale of securities which are non-volitional.

         E. Pre-Clearance of Private Placements; Purchase of Shares in IPO"s

            (1) Investment personnel must obtain approval from the Review
                Officer before acquiring beneficial ownership of any security offered in a private placement. If approval is received, the purchase must be disclosed to the Fund's Board of Directors.

            (2) Investment personnel may not acquire securities in an initial public offering.

IV.      Reporting Requirements.

Subject to Section VII hereof, all Directors, Officers and certain named persons must comply with the reporting requirements set forth in Parts A-D.

V.       Review and Enforcement of the Fund's Code.

         A. Appointment of a Review Officer.

            Barbara Wood will be the review officer (the "Review Officer") to perform the duties described in this Section V. The Fund's Board will appoint any successor to Ms. Wood's position.

         B. The Review Officer's Duties and Responsibilities.

            (1) The Review Officer shall notify each person who becomes an
                Access Person and is thereby required to report under this Code, no later than 10 days prior to the first quarter in which they are obligated to begin reporting.

            (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of securities being considered for purchase or sale by the Fund's adviser (if such a list exists) to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

            (3) If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President and legal counsel ("Counsel") for the Fund. The President and such Counsel will determine whether the person violated the Code.

            (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

            (5) The Review Officer will report his or her own Securities transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities transactions so reported.

         C. Sanctions.

            If the President and Counsel find that the person violated the Code, the President and Counsel will impose upon the person sanctions that the President and Counsel deem appropriate. The Review Officer will report the violation and the sanction imposed to the Board at the next regularly scheduled board meeting unless, in the sole discretion of the President and Counsel, circumstances warrant an earlier report.

VI.      Recordkeeping.

The Fund will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

         A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each quarterly transaction report made by an officer or Director under this Code including any information provided in lieu of any report required to be made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         D. A list of all persons who are, currently or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual issues and certification report, as required by section VIII.C. of this Code, to the Board must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in any easily accessible place.

VII. Interrelationship With Investment Adviser's and Principal Underwriter's Codes of Ethics.

         A. General Principle: Overlapping Responsibilities.

            A person who is both a Fund Director or Officer and an Access Person of an investment adviser or principal underwriter is only required to report securities transactions and securities beneficially owned under this Code, unless the adviser's or principal underwriter's code of ethics requires that such person file reports thereunder.

         B. Procedures.

            Each adviser and principal underwriter of the Fund must:

            (1) Submit to the Board of Directors of the Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

            (2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code;

            (3) Promptly report to the Fund in writing any material amendments to its code of ethics; and

            (4) Immediately furnish to the Fund, without request, all material information regarding any violation of its code of ethics by any person.

VIII.    Miscellaneous.

         A. Confidentiality.

            All personal securities transactions reports and any other information filed with the Fund under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         B. Interpretation of Provisions.

            The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.



         C. Annual Issues and Certification Report.

            At least once a year, the management of the Fund will provide the Board a written report that:

            (1) certifies to the Board that the Fund has adopted measures necessary to prevent its Access Persons from violating the Code; and

            (2) describes issues that arose during the previous year under the
                Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions.


Adopted March 1, 2000

                                     PART A
                 Reporting Procedures for Independent Directors


I.       Transaction Reports

         (A) Quarterly Transaction Reports.

             On a quarterly basis you must report any Securities transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

             You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

         (C) What Transactions May Be Excluded from Your Report?

         You are not required to detail or list the following transactions on your quarterly report:

             (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

             (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any Security issued by your employer.

             (3) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

             (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

II.      Exception from Reporting Requirement

         Reports of individual Securities transactions as described in Part A above are required ONLY if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15 day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Fund.


         Note: The "should have known" standard does not:

         o  imply a duty of inquiry;

         o presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's investment strategies; or

         o impute knowledge from your awareness of the Fund's portfolio holdings, market considerations, or investment policies, objectives and restrictions.

                                    PART B
                  Reporting Procedures for Interested Directors


I.       Reports of Beneficial Ownership of Securities.

         You must provide the Review Officer with a complete listing of all Securities you beneficially own as of December 31 of each year. You must submit the initial report within 10 days of the date you first become a Director and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding Securities Beneficially Owned is included as Appendix III.

         o Initial reports of securities you beneficially own are required to be submitted to the Review Officer no later than September 1, 2000 (which information must be current as of a date no more than 30 days before the report is submitted.)

II.      Transaction Reports.

         (A) Quarterly Transaction Reports and Accounts Established.

             (1) On a quarterly basis you must report any Securities
                 transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

             (2) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

             You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

         (C) What Securities Transactions May Be Excluded from Your Report?

             You are not required to detail or list the following Securities or transactions on your report:

             (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

             (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any Security issued by your employer.

             (3) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

             (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

             You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                     PART C
                     Reporting Procedures for Fund Officers


I.       Reports of Beneficial Ownership of Securities.

         You must provide the Review Officer with a complete listing of all Securities you beneficially own as of December 31 of each year. You must submit the initial report within 10 days of the date you first become a Fund Officer and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding Securities Beneficially Owned is included as Appendix III.

         o Initial reports of securities you beneficially own are required to be submitted to the Review Officer no later than September 1, 2000 (which information must be current as of a date no more than 30 days before the report is submitted.)

II.      Transaction Reports.

         (A) Quarterly Transaction Reports and Accounts Established.

             (1) On a quarterly basis you must report any Securities
                 transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

             (2) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

             You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

         (C) What Securities Transactions May Be Excluded from Your Report?

             You are not required to detail or list the following Securities or transactions on your report:

             (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

             (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any Security issued by your employer.

             (3) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

             (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

             You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                     PART D
    Reporting Procedures for Natural Control Persons with Information Access


I.       Definition.

                  A control person is anyone who is able to exercise control over the Fund's policies and procedures, and presumptively includes any person who owns more than 25% of the outstanding shares of the Fund. A control person is covered by this Part D, however, only if he or she enjoys access to contemporaneous information about the Fund's investment activities.

II.      Reports of Beneficial Ownership of Securities.

         You must provide the Review Officer with a complete listing of all Securities you beneficially own as of December 31 of each year. You must submit the initial report within 10 days of the date you first become a control person and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding Securities Beneficially Owned is included as Appendix III.

         o Initial reports of securities you beneficially own are required to be submitted to the Review Officer no later than September 1, 2000 (which information must be current as of a date no more than 30 days before the report is submitted.)

III.     Transaction Reports.

         (A) Quarterly Transaction Reports and Accounts Established.

             (1) On a quarterly basis you must report any Securities
                 transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

             (2) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

             You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. The report must also contain any account you established in which any securities were held during the quarter.

         (C) What Securities Transactions May Be Excluded from Your Report?

             You are not required to detail or list the following Securities or transactions on your report:

             (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

             (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any Security issued by your employer.

             (3) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

             (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

             You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                   APPENDIX I
                                   Definitions


Access Person includes any director, officer, or employee of a fund or of a fund's investment adviser, or employee of a fund's underwriter who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Fund officers means any person lawfully elected by the Board and authorized to act on behalf of the Fund.

Independent Director means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Director means a Director of the Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Personnel of a fund or of a fund's investment adviser means any employees of a fund or investment adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of securities by a fund.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or securities means the same as it does under Section 2(a)(36) of the 1940 Act, except that they do not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares issued by open-end mutual funds.

A security held or to be acquired by a fund means any security that within the most recent 15 days, (i) is or has been held by a fund, or (ii) is being or has been considered by a fund's adviser or sub-adviser for purchase by a fund, any option to purchase or sell, and any security convertible into or exchangeable for any security.

A security is being purchased or sold by a fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for a fund until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a fund when a security is identified as such by the adviser to the fund.

                                   APPENDIX II

                           THE BUTTONWOOD FUNDS, INC.

                Quarterly Personal Securities Transactions Report


Name of Reporting Person:_____________________________________

Calendar Quarter Ended:_______________________________________

------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
  Name of       Date of       Title of      No. of Shares/        Type of               Name of Broker, Dealer or
  Issuer      Transaction     Security     Principal Amount     Transaction    Price    Bank Effecting Transaction
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


------------ --------------- ------------ -------------------- -------------- -------- -----------------------------

If you had no reportable transactions during the quarter, please check here. [ ]

If you disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue._______________
________________________________________________________________________________
________________________________________________________________________________



___________________________                           __________________________
Signature                                             Date

                                  Appendix III
                           The Buttonwood Funds, Inc.
                 Report Regarding Securities Beneficially Owned




Name of Reporting Person:_____________________________________

Date:_________________________________

------------------------- -------------------------- ----------------------- ------------------------------------
                                                         No. of Shares/        Name of Broker, Dealer or Bank
     Name of Issuer           Title of Security         Principal Amount       with Whom Account is Maintained
------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------


------------------------- -------------------------- ----------------------- ------------------------------------

If you do not beneficially own any securities, please check here. [ ]

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.______________________________
________________________________________________________________________________
________________________________________________________________________________






___________________________                           __________________________
Signature                                             Date


                                      II-2